Exhibit 99 (f)

                                POWER OF ATTORNEY

                                 WITH RESPECT TO

                      CG VARIABLE ANNUITY SEPARATE ACCOUNT

                                  (REGISTRANT)

                                       AND

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                   (DEPOSITOR)


        Know all men by these presents that the undersigned directors and officers of Connecticut General Life Insurance Company, hereby severally constitute and appoint Jeffrey S. Winer and Mark A. Parsons, and each of them individually, our true and lawful attorneys-in-fact, with full power substitution, for him in any and all capacities, to sign any registration statements of Connecticut General Life Insurance Company and any and all amendments thereto to Registration Statement No. 033-48137 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by either of our attorneys-in-fact to any such Registration Statement.


April 15, 2005

/s/ JEFFREY M WEINMAN
-------------------------------------
Jeffrey M. Weinman
Director